Calculation of Filing Fee Tables
S-11
Cottonwood Communities, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class T Common Stock; Class S Common Stock; Class D Common Stock; Class I Common Stock, Class A Common Stock, $0.01 par value per share	457(o)			$ 15,000,000.00	0.0001531	$ 2,296.50
Fees Previously Paid		Equity	Class T Common Stock; Class S Common Stock; Class D Common Stock; Class I Common Stock, Class A Common Stock, $0.01 par value per share	457(o)			$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities		Equity	Class T Common Stock; Class S Common Stock; Class D Common Stock; Class I Common Stock, Class A Common Stock, $0.01 par value per share	415(a)(6)			$ 735,000,000.00			S-11	333-258754	11/04/2021	$ 80,188.00
			Total Offering Amounts:				$ 750,000,000.00		$ 2,296.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,296.50
Offering Note
[1]	Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this Registration Statement will include unsold securities previously registered for sale pursuant to the registrant's registration statement on Form S-11 (File No. 333-258754) initially filed by the registrant on August 12, 2021 and declared effective on November 4, 2021(the "Prior Registration Statement"). The Prior Registration Statement registered shares of the registrant's common stock with a maximum aggregate offering price of $1.0 billion for sale pursuant to the registrant's primary offering and the registrant's distribution reinvestment plan. As of September [29], 2025, approximately $[742.2] million in shares of common stock remain unsold on the Prior Registration Statement. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that $735 million of unsold shares of common stock originally registered for sale pursuant to the Prior Registration Statement will be carried forward to this Registration Statement. Pursuant to Rule 415(a)(6) the registration fees in the amount of $80,188 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, after taking into account the previously registered unsold shares, $2,297 in filing fees are due in connections with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A